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                                                                    EXHIBIT 3.77


                            ARTICLES OF ORGANIZATION
                                       FOR
                        FLORIDA LIMITED LIABILITY COMPANY

                                   ARTICLE I.
                                      NAME

                  The name of the Limited Liability Company is: North Rehabilitation Care, LLC.

                                   ARTICLE II.
                                     ADDRESS

                  The mailing address and street address of the principal office of the Limited Liability Company is: 111 West Michigan Street, Milwaukee, WI 53203

                                  ARTICLE III.
                     REGISTERED AGENT, REGISTERED OFFICE, &
                          REGISTERED AGENT'S SIGNATURE

                  The name and the Florida street address of the registered agent are:

                          Lexis Document Services, Inc.
                               3953 WW Kelley Road
                              Tallahassee, FL 32311